Exhibit 99.1

Inspirato Announces Record First Quarter 2022 Results

~ Total Active Subscriptions Reach New Record, Surpass 15,000 ~

~ Record Quarterly Subscription Revenue, Travel Revenue and Total Revenue ~

~ Record Cash Balance of $135 million ~

DENVER, May 11, 2022 – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced its 2022 first quarter financial and operating results.

2022 First Quarter Highlights:

•	Record Setting Operational Results. As of March 31, 2022, Total Active Subscriptions, Annual Recurring Revenue, Total Nights Delivered and Controlled Accommodations all finished at the highest levels in Company history.

•	Record Subscription Revenue, Travel Revenue, and Total Revenue. Record quarterly revenue of $82 million, an increase of 67% year-over-year, including quarterly records of $32 million of subscription revenue and $50 million of travel revenue, up 50% and 79% year-over-year, respectively.

•	Continued Adoption of Subscription Travel. Record Active Subscriptions of approximately 15,300 as of March 31, 2022, an increase of 18% year-over-year. Inspirato Pass subscriptions of approximately 3,300 as of March 31, 2022, an increase of 82% year-over-year. Annual Recurring Revenue increased to a record $147 million, an increase of 57% year-over-year.

•	Strong Travel Demand. Record Total Nights Delivered of approximately 43,000, an increase of 46% year-over-year.

•	Accelerating Inventory Growth. Record 653 Controlled Accommodations as of March 31, 2022, a 62% increase year-over-year.

•	Record Cash and Liquidity. Completed business combination resulting in Class A common stock and warrants trading on the Nasdaq Stock Exchange under the ticker symbols ISPO and ISPOW, respectively, and a cash balance of $135 million as of March 31, 2022.

Management Commentary

“I’m incredibly proud of Inspirato’s achievements in the first quarter of 2022. We reached record levels of both supply and demand for our luxury residences, hotels and travel experiences, not only setting the stage for a strong 2022 from a revenue standpoint but signaling the tremendous runway for growth ahead of us,” commented Co-Founder and Chief Executive Officer Brent Handler.

“In addition to growing demand for our curated portfolio from our Inspirato subscribers, our innovative corporate incentive travel platform offers additional upside. None of our recent accomplishments and future plans would be possible without our talented and rapidly growing team, whose tireless work has been and remains critical in achieving our goals.”

Web Neighbor, Chief Financial Officer, noted, “Our record increase of 115 Controlled Accommodations added in the first quarter demonstrates our team’s ability to deliver on the investments we’ve made in people and infrastructure over the past year. We are excited to continue to expand our offerings to provide an even better portfolio of first-class vacation options for our subscribers.”

Business and Financial Highlights

Total revenue for the quarter was $82 million, a 67% increase year-over-year and 20% increase compared to the fourth quarter of 2021. Increased revenue was driven by strong growth in both subscription and travel revenue as the Company continues to benefit from its innovative subscription model and robust travel demand.

Subscription revenue in the first quarter of 2022 was $32 million compared to $21 million in the first quarter of 2021. The 50% increase in subscription revenue between periods was attributable to an increase in Active Subscriptions to approximately 15,300 as of March 31, 2022, compared to approximately 13,000 at the end of the first quarter of 2021. Inspirato Pass subscriptions grew 82% to approximately 3,300 as of March 31, 2022 from approximately 1,800 at the end of the first quarter of 2021, while Inspirato Club subscriptions grew 8% to approximately 12,000 as of March 31, 2022 from approximately 11,100 at the end of the first quarter 2021.

Annual Recurring Revenue (“ARR”) increased to a record of $147 million at the end of the first quarter of 2022 compared to $94 million as of March 31, 2021 and $135 million as of year-end 2021. The 57% increase in ARR year-over-year was due to growth in Active Subscriptions, as well as an increased share of Inspirato Pass subscriptions, which contribute more subscription revenue than Inspirato Club subscriptions.

The following table provides key business metrics for the periods ended March 31, 2021 and 2022:

	Three Months Ended March 31,
	2021	2022
Active Subscribers	12,099	14,076
Active Subscriptions	12,950	15,283
Annual Recurring Revenue (thousands)	$94,061	$147,245

*See the section below titled “Key Business Metrics” for definitions of these metrics.

Travel revenue was $50 million in the first quarter of 2022 compared to $28 million in the comparable 2021 period. The 79% increase in travel revenue year-over-year was primarily due to increased Controlled Accommodations, Paid occupancy, and Paid average daily rates*.

Gross margin in the first quarter of 2022 was $35 million, an increase of 104% compared to gross margin of $17 million in the first quarter of 2021. Gross margin as a percentage of revenue was 43% for the first quarter of 2022, which was in-line with internal expectations as the Company realized increased subscription revenue, Paid occupancy and Paid average daily rates, and benefited from consumer trends associated with typical first quarter seasonality.

The following table provides the components of gross margin for the periods ended March 31, 2021 and 2022:

	Three Months Ended March 31,
(millions)	2021	2022	% Change
Subscription revenue	$21.4	$32.2	50%
Travel revenue	27.9	49.9	79%
Total revenue	49.3	82.1	67%
Cost of revenue	32.1	46.9	46%
Gross margin	$17.2	$35.2	104%
Gross margin (%)	35%	43%	N/A

In order to satisfy consumer demand for private luxury accommodations, the Company successfully increased its Controlled Accommodations to a record 653 as of March 31, 2022, representing an increase of more than 60% compared to one year ago. The addition of a quarterly record 115 Controlled Accommodations in the first quarter of 2022 reflects progress toward the significant supply increases planned to meet the tremendous demand of Inspirato’s rapidly growing subscriber base.

Key additions to Inspirato’s portfolio of Controlled Accommodations in the first quarter include 37 new luxury residences at the iconic Canoe Place Inn in the Hamptons. With the addition of these new residences, the Company offers or has announced more than 90 luxury accommodations in renowned vacation destinations in the Northeast United States, including coastal Maine, Cape Cod, Nantucket, Rhode Island, the Hamptons and New York City.

* Paid average daily rate is equal to total paid residence revenue divided by total paid residence nights.

Total Nights Delivered were approximately 43,000 in the first quarter of 2022 compared to approximately 29,000 in the first quarter of 2021, while Total Occupancy was 87% and 89% for the first quarter of 2022 and 2021, respectively.

The following table provides other operating metrics for the periods ending March 31, 2021 and 2022:

	Three Months Ended March 31,
	2021	2022
Total Nights Delivered	29,408	43,006
Total Occupancy	89%	87%
Controlled Accommodations	402	653

*See the section below titled “Other Operating Metrics” for definitions of these metrics.

** Total Nights Delivered as previously reported for Q4 2020, Q4 2021, FY 2020 and FY 2021 included residence nights only; the figures above include hotel nights in addition to residence nights. Total Nights Delivered including both hotel nights and residence nights for Q4 2020, Q4 2021, FY 2020 and FY 2021 were 25,970, 39,386, 85,155 and 144,189, respectively.

Net loss for the first quarter of 2022 was $24 million compared to a net loss of $3.5 million in the first quarter of 2021. The difference in net loss between periods was due to increased gross margin being offset by increased corporate operating expenses and warrant fair value losses between periods. Adjusted Net Loss, a non-GAAP measure defined below, was $6.1 million for the first quarter of 2022 compared to $3.5 million in the comparable 2021 period. The difference in Adjusted Net Loss between periods is due to changes in the fair value of warrants.

Adjusted EBITDA loss, a non-GAAP measure defined below, was approximately $3.5 million in the first quarter of 2022 compared to approximately $1.6 million in the first quarter of 2021. The difference in Adjusted EBITDA loss between periods was due to increased gross margin being offset by increased corporate operating expenses and warrant fair value losses between periods.

Net cash flows used in operations was approximately $13 million in the first quarter of 2022 compared to net cash flows provided by operations of approximately $9.2 million in the comparable 2021 period. The difference in cash flows between periods is primarily attributable to changes in working capital.

2022 Guidance

The Company expects its full-year 2022 revenue to be in a range of $350 million to $360 million. In addition, the Company expects its full-year Adjusted EBITDA loss to be in the range of $15 million to $25 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Forward looking Adjusted EBITDA (loss) is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA (loss) to net income (loss), its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on our future GAAP results.

Reconciliation of Non- GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we use Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA Loss, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that we define as net income (loss) before non-controlling interests excluding warrant fair value gains and losses.

The above items are excluded from our Adjusted Net Loss measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business.

Adjusted EBITDA. Adjusted EBITDA (loss) is a non-GAAP financial measure that we define as net income (loss) before interest expense, interest income, taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, pandemic related severance costs, public company readiness expenses, and gain on forgiveness of debt.

The above items are excluded from our Adjusted EBITDA (loss) measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business.

Free Cash Flow. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and additions to capitalized software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after purchases of property and equipment and additions to capitalized software, that can be used for strategic initiatives. Our Free Cash Flow is impacted by the timing of bookings because we collect travel revenue between the time of booking and 30 days before a stay or experience occurs. See below for reconciliations of our non-GAAP financial measures.

Key Business Metrics

We use a number of operating and financial metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Active Subscriptions and Active Subscribers. We use Active Subscriptions to assess the adoption of our subscription offerings, which is a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. We define Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which we expect payment for renewal. Active Subscribers are subscribers who have one or more Active Subscription(s).

Annual Recurring Revenue. We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire Active Subscriptions and to maintain our relationship with existing subscribers. ARR represents the amount of revenue that we expect to recur annually, enables measurement of the progress of our business initiatives, and serves as an indicator of future growth. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR consists of contributions from our subscription revenue streams and does not include travel revenue or enrollment fees. We calculate ARR as the number of Active Subscriptions as of the end of a period multiplied by the then-current annualized subscription rate for each applicable subscription type at the end of the period for which ARR is being calculated.

Other Operating Metrics

Controlled Accommodations. Controlled Accommodations includes leased residences, hotel penthouses, suites and rooms, and residences under net rate agreements, including those that have executed agreements but have not yet been released for booking by our members.

Total Nights Delivered. Total Nights Delivered includes all Paid, Inspirato Pass, employee and other complimentary nights in all residences or hotels.

Total Occupancy. Total Occupancy is inclusive of Paid, Inspirato Pass, employee and other complimentary nights in residences.

Inspirato Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2021	2022
Revenue	$49,280	$82,073

Cost of revenue (including depreciation of $472 and $375 in 2021 and 2022 respectively)	32,089	46,921
Gross margin	17,191	35,152

General and administrative (including equity-based compensation of $509 and $402 in 2021 and 2022 respectively)	8,633	17,694
Sales and marketing	5,249	10,142
Operations	5,029	9,674
Technology and development	883	2,808
Depreciation and amortization	683	659
Interest, net	168	139
Warrant fair value losses	456	17,670
Loss and comprehensive loss before income taxes	(3,910)	(23,634)
Income tax expense	—	181
Net loss and comprehensive loss	(3,910)	(23,815)
Net loss and comprehensive loss attributable to noncontrolling interests	—	11,779
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(3,910)	$(12,036)

Basic and diluted weighted average common units and class A shares outstanding, respectively*	105,503	42,312
Basic and diluted net loss attributable to Inspirato Incorporated per common unit and class A share, respectively*	$(0.04)	$(0.28)

* Correction:

May 13, 2022

An earlier version of this release (the “Original Earnings Release”) included two financial statement line items which have been corrected herein. Basic and diluted weighted average common units and class A shares outstanding as of March 31, 2021 and 2022, and basic and diluted net loss attributable to Inspirato Incorporated per common unit and class A shares as of March 31, 2021 and 2022 have been updated in this release. The differences are the result of the understatement of the class A shares and common units outstanding in both periods presented in the Original Earnings Release.

Inspirato Incorporated

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except per share data)

	December 31,	March 31,
Assets
Current assets
Cash and cash equivalents	$80,233	$133,098
Restricted cash	2,720	1,978
Accounts receivable, net	2,389	1,770
Accounts receivable, net – related parties	386	942
Prepaid subscriber travel	17,183	19,098
Prepaid expenses	11,101	11,455
Other current assets	762	634
Total current assets	114,774	168,975
Property & equipment, net	8,695	9,031
Goodwill	21,233	21,233
Right of use asset	—	190,223
Other long term assets	1,068	1,178
Total assets	$145,770	$390,640

Liabilities
Current liabilities
Accounts payable	$33,140	$31,504
Accrued liabilities	6,035	4,573
Deferred revenue	176,813	173,504
Debt	13,267	13,267
Lease liability	—	61,984
Deferred rent	457	—
Total current liabilities	229,712	284,832
Deferred revenue	14,450	16,658
Lease liability	—	134,794
Deferred rent	7,468	—
Warrants	547	16,733
Total liabilities	252,177	453,017

Temporary equity
Series A-1; 222 authorized and 217 issued and outstanding at December 31, 2021; none at March 31, 2022	12,809	—
Series A-2; 130 authorized, issued, and outstanding at December 31, 2021; none at March 31, 2022	5,489	—
Series B; 193 authorized, issued, and outstanding at December 31, 2021; none at March 31, 2022	19,860	—
Series B-1; 128 authorized and 124 issued and outstanding at December 31, 2021; none at March 31, 2022	15,282	—
Series D; 158 authorized, issued, and outstanding at December 31, 2021; none at March 31, 2022	20,125	—
Series E; 132 authorized and 96 issued and outstanding at December 31, 2021; none at March 31, 2022	9,719	—
Total temporary equity	83,284	—

Equity
Series C; 491 authorized, issued, and outstanding at December 31, 2021; none at March 31, 2022	21,477	—
Common units 4,470 authorized; 1,149 issued and outstanding at December 31, 2021; none at March 31, 2022	—	—
Class A common stock, par value $0.0001 per share, 1,000,000 shares authorized, 51,936 shares issued and outstanding as of March 31, 2022	—	5
Class V common stock, $0.0001 par value, 500,000 shares authorized, 69,781 shares issued and outstanding as of March 31, 2022	—	7
Additional paid-in capital	—	237,433
Accumulated deficit	(211,168)	(223,387)
Total equity excluding noncontrolling interest	(189,691)	14,058
Noncontrolling interests (Note 16)	—	(76,435)
Total equity	(189,691)	(62,377)
Total liabilities, temporary equity, and equity	$145,770	$390,640

Inspirato Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2021	2022
Cash flows from operating activities:
Consolidated net loss	$(3,910)	$(23,815)
Adjustments to reconcile consolidated net loss to net cash
Depreciation and amortization	1,155	1,034
Warrant fair value losses	456	17,670
Equity-based compensation	509	402
Non-cash lease expense	380	344
Changes in current assets and liabilities:
Accounts receivable, net	1,189	619
Accounts receivable, net – related parties	66	(556)
Prepaid member travel	(1,055)	(1,915)
Prepaid expenses	266	(1,448)
Right of use asset	-	(620)
Other assets	155	18
Accounts payable	5,918	(1,636)
Accrued liabilities	1,242	(1,662)
Deferred revenue	2,840	(1,101)
Net cash provided by (used in) operating activities	9,211	(12,666)

Cash flows from investing activities:
Development of internal-use software	(336)	(183)
Purchase of property and equipment	(360)	(987)
Net cash used in investing activities	(696)	(1,170)
Cash flows from financing activities:
Repayments of debt	(14,144)	-
Proceeds from debt	13,267	-
Proceeds from reverse recapitalization, net	-	90,071
Payments of reverse recapitalization costs	-	(23,899)
Employee tax withholding for unit option exercises	-	(116)
Proceeds from option exercises	-	14
Distributions	(80)	(183)
Net cash provided by (used in) financing activities	(957)	65,959
Net increase in cash, cash equivalents, and restricted cash	7,558	52,123
Cash, cash equivalents, and restricted cash – beginning of period	67,001	82,953
Cash, cash equivalents, and restricted cash – end of period	$74,559	$135,076
Supplemental cash flow information – cash paid for interest	$170	$145
Significant noncash transactions:
Conversion of preferred stock in connection with reverse recapitalization	$-	$104,761
Warrants acquired at fair value	-	8,390
Warrants exercised	-	9,874
Fixed assets purchased but unpaid, included in accrued liabilities	-	200
Conversion of deferred rent and prepaid rent to right of use asset	-	6,831

Reconciliation of Net Loss to Adjusted Net Loss

	Three Months Ended March 31,
(thousands)	2021	2022
Net loss	$(3,910)	$(23,815)
Warrant fair value losses	456	17,670
Adjusted net loss	$(3,454)	$(6,145)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
(thousands)	2021	2022
Net loss and comprehensive loss	$(3,910)	$(23,815)
Interest expense, net	168	139
Depreciation and amortization	1,155	1,034
Equity-based compensation expense	509	402
Warrant fair value losses	456	17,670
Public company readiness costs	-	1,092
Adjusted EBITDA	$(1,622)	$(3,478)
Adjusted EBITDA Margin(1)	(3.3)%	(4.2)%

(1)	We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Free Cash Flow

	Three Months Ended March 31,
(thousands)	2021	2022
Net cash provided by (used in) operating activities	$9,211	$(12,666)
Development of internal-use software	(336)	(183)
Purchase of property and equipment	(360)	(987)
Net cash used in financing activities	(696)	(1,170)
Free Cash Flow	$8,515	$(13,836)

2022 First Quarter Earnings Call and Webcast

The Company invites you to join Brent Handler, Co-Founder and Chief Executive Officer, and Web Neighbor, Chief Financial Officer for a conference call on Thursday, May 12, 2022 to discuss its 2022 first quarter operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. Interested parties may also use the dial-in information below. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Thursday, May 12, 2022 at 11:00 a.m. ET
Domestic (toll free): 855-715-9122
International: 478-219-0990
Conference ID: 1065528
Webcast: https://edge.media-server.com/mmc/p/sap83z5m

Replay Information:
Domestic (toll free): 855-715-9122
International: 478-219-0990
Conference ID: 1065528
Webcast Replay: available for six months at https://investor.inspirato.com

About Inspirato

Launched in 2011, Inspirato (NASDAQ: ISPO) is the innovative luxury travel subscription brand that provides affluent travelers access to a managed and controlled portfolio of hand-selected vacation options, delivered through a subscription model to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. In 2019, Inspirato revolutionized travel by introducing Inspirato Pass, the world’s first luxury travel subscription that includes all nightly rates, taxes, and fees. For more information, visit www.inspirato.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our expectations relating to future operating results and financial position; guidance and growth prospects; quotations of management; our expectations regarding the luxury travel market; anticipated future expenses and investments; business strategy and plans; market growth; market position; and potential market opportunities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited experience with our pricing models; the ability to maintain the listing of our securities on Nasdaq; the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; our ability to compete effectively in an increasingly competitive market; our ability to sustain and manage our growth; and general market, political, economic and business conditions and other risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q that will be filed with the SEC by May 16, 2022 and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this press release.

Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com